Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 of Applied Digital Solutions, Inc. of our report dated September 7, 2000 relating to the financial statements of Pacific Decision Sciences Corporation and Subsidiaries for the year ended June 30, 2000 which appear in Applied Digital Solutions, Inc.'s Amendment No. 1 dated December 29, 2000 to Form 8-K dated November 1, 2000.

/S/ RUBIN, BROWN, GORNSTEIN & CO. LLP

Rubin, Brown, Gornstein & Co. LLP
St. Louis, Missouri
November 15, 2001